Exhibit 99

VIACOM REPORTS THIRD QUARTER 2008 RESULTS

—	Diluted EPS from Continuing Operations were $0.62; Adjusted Diluted EPS from Continuing Operations were $0.55

New York, New York, November 3, 2008 — Viacom Inc. (NYSE: VIA and VIA.B) today reported financial results for the third quarter ended September 30, 2008.

Third Quarter 2008 Results

	Quarter Ended September 30,		Better/(Worse)	Nine Months Ended September 30,		Better/(Worse)
(in millions, except per share amounts)	2008 2007		2008 vs. 2007	2008 2007		2008 vs. 2007
Revenues	$3,408	$3,271	4%	$10,382	$9,175	13%
Operating income	689	815	(15)%	2,048	1,958	5%
Net earnings from continuing operations	385	450	(14)%	1,061	1,085	(2)%
Diluted EPS from continuing operations	0.62	0.67	(7)%	1.68	1.59	6%
Net earnings	401	641	(37)%	1,078	1,278	(16)%
Diluted EPS	$0.65	$0.96	(32)%	$1.71	$1.87	(9)%

Revenues grew 4% to $3.41 billion in the third quarter 2008 led by a 6% increase in Media Networks revenues with Filmed Entertainment revenues relatively flat versus the prior year’s results. Operating income declined 15% in the quarter, primarily reflecting a $91 million decrease in the Filmed Entertainment segment as it lapped the strong performance of Transformers in the third quarter of 2007. Net earnings from continuing operations were $385 million with diluted earnings per share (EPS) of $0.62, a 7% decrease from the prior year’s results. Excluding $0.07 in discrete tax benefits, adjusted diluted EPS from continuing operations were $0.55, a 15% decline from the third quarter 2007 adjusted results. Adjustments are detailed in the Supplemental Disclosures at the end of this release.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom remains focused on running its business efficiently and continuing to invest wisely in our brands. As we’ve seen in the past, we believe audiences the world over will increasingly turn to the television, film and multimedia programming we offer. This, in turn, creates opportunities for us to deepen our audience connections.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “The economic environment and ongoing uncertainty have posed new challenges for the media industry, and Viacom has not been immune to the impact of these forces. Over the past two years, however, we have been judiciously managing our finances and operations. Thanks to these efforts, we believe that we will be well positioned both in the near term and as the global economy regains its footing over time. With a talented team, world-class brands, a strong balance sheet and significant cash flow, we will continue to drive our strategy forward.

“In the quarter, Viacom’s multiple revenue streams provided solid top-line growth for the company, with strong ancillary and affiliate revenue increases moderating the impact of a softer domestic advertising market. Our popular programming, such as The Daily Show with Jon Stewart, The Colbert Report, SpongeBob SquarePants and The Hills, continues to connect with audiences and set viewership records. In the coming months, we plan to launch several new shows as well as novel multiplatform initiatives to recharge ratings at some of our channels. We are also very excited by the great potential of our games business, led by our rapidly expanding Rock Band franchise.

“Paramount Pictures has taken significant steps this year to achieve ongoing overhead and operational savings in order to better compete in the current marketplace. In addition to building a powerful and strategic theatrical slate, it is also leading the industry with smart moves into the digital space. We are looking forward to DreamWorks Animation’s Madagascar: Escape 2 Africa, which opens this week, and to Paramount’s year-end release of two widely anticipated films, The Curious Case of Benjamin Button and Revolutionary Road.”

Revenues

Revenues	Quarter Ended September 30,		Better/(Worse)	Nine Months Ended September 30,		Better/(Worse)
(in millions)	2008 2007		2008 vs. 2007	2008 2007		2008 vs. 2007
Media Networks	$2,128	$1,999	6%	$6,281	$5,654	11%
Filmed Entertainment	1,309	1,305	—	4,226	3,640	16%
Eliminations	(29)	(33)	NM	(125)	(119)	NM

Total revenues	$3,408	$3,271	4%	$10,382	$9,175	13%

NM = Not Meaningful

Third Quarter 2008 revenues of $3.41 billion grew 4% from $3.27 billion in 2007. Media Networks revenues rose 6% to $2.13 billion led by a 36% increase in ancillary revenues to $313 million. Ancillary revenue growth was driven by continued strong sales of Rock Band, which more than offset a decline in consumer products sales. Worldwide affiliate revenues were strong, up 12% to $660 million, reflecting rate and subscriber increases across the Company’s core channels. Softness in the overall advertising market contributed to a 2% decrease in worldwide advertising revenues to $1.16 billion in the quarter. Domestic advertising revenues declined 3% due in part to ratings softness at certain channels. Filmed Entertainment revenues increased $4 million over the prior year’s results to $1.31 billion. Growth in home entertainment revenues, up 30% to $593 million, was driven by increased revenues from third-party distribution agreements, including the DVD release of Marvel’s Iron Man late in the third quarter. Theatrical revenues were $312 million, a 36% decline over the prior year’s results, which included the strong performance of Transformers. Television license fees rose 16% to $342 million, reflecting an increase in and more favorable mix of available titles in the pay TV, network and syndicated television markets.

Operating Income

Operating Income (Loss)	Quarter Ended September 30,		Better/(Worse)	Nine Months Ended September 30,		Better/(Worse)
(in millions)	2008 2007		2008 vs. 2007	2008 2007		2008 vs. 2007
Media Networks	$761	$796	(4)%	$2,220	$2,132	4%
Filmed Entertainment	(19)	72	NM	4	(14)	NM
Corporate	(53)	(53)	—	(176)	(162)	(9)%
Eliminations	—	—	NM	—	2	NM

Total operating income	$689	$815	(15)%	$2,048	$1,958	5%

NM = Not Meaningful

Third Quarter 2008 operating income decreased 15% to $689 million versus $815 million in the third quarter of 2007. Operating income for the Media Networks segment declined 4%, reflecting the impact of lower advertising and consumer products revenues as well as higher expenses primarily related to programming. The Filmed Entertainment segment reported an operating loss of $19 million in the third quarter compared with $72 million in operating income last year. This result was driven by lower theatrical revenues as well as higher feature film amortization.

Business Outlook

For the full year 2008, Viacom expects to deliver mid-single to low double-digit growth in adjusted diluted earnings per share from continuing operations. This outlook is based on adjusted earnings and reflects growth from 2007 adjusted diluted earnings per share from continuing operations of $2.36.

Stock Repurchase Program

For the quarter ended September 30, 2008, 7.6 million shares were repurchased for an aggregate purchase price of $215 million. As of October 31, 2008, the Company has $1.4 billion remaining in its existing $4 billion share repurchase program.

Debt

At September 30, 2008, total debt outstanding, including capital lease obligations, was $8.95 billion, compared with $8.25 billion at December 31, 2007.

About Viacom

Viacom, consisting of BET Networks, MTV Networks and Paramount Pictures, is the world’s leading entertainment content company. It engages audiences on television, motion picture and digital platforms through many of the world’s best known entertainment brands, including MTV, VH1, CMT, Logo, Rock Band, Nickelodeon, Noggin, Nick at Nite, AddictingGames, Neopets, COMEDY CENTRAL, Spike TV, TV Land, Atom, Gametrailers, BET, Paramount Pictures and Paramount Vantage. Viacom’s global reach includes approximately 160 channels and 400 online properties in 160 countries and territories.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, including Business Outlook, which are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: advertising market conditions; the public acceptance of and ratings for the Company’s feature films, programs, digital services, games and other content, as well as related advertisements; competition for advertising dollars; technological developments and their effect in the Company’s markets and on consumer behavior; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s programming, films and other content; changes in the Federal communications laws and regulations; the impact of piracy; the impact of increased scale in parties involved in the distribution and aggregation of the Company’s products and program services to consumers and advertisers; the impact of union activity; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally, including the current downturn in global economic conditions and possible domestic recession; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including but not limited to the Company’s 2007 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts
Press:	Investors:
Carl Folta	James Bombassei
Executive Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 258-6352	(212) 258-6377
carl.folta@viacom.com	james.bombassei@viacom.com

Kelly McAndrew	Pamela Yi
Vice President, Corporate Communications	Director, Investor Relations
(212) 846-7455 kelly.mcandrew@viacom.com	(212) 846-7581 pamela.yi@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(in millions, except earnings per share amounts)	2008	2007	2008	2007

Revenues	$3,408	$3,271	$10,382	$9,175
Expenses:
Operating	1,945	1,671	5,992	4,998
Selling, general and administrative	682	682	2,061	1,922
Depreciation and amortization	92	103	281	297

Total expenses	2,719	2,456	8,334	7,217

Operating income	689	815	2,048	1,958
Interest expense, net	(123)	(115)	(363)	(340)
Gain on sale of equity investment	—	—	—	151
Equity in (losses) earnings of investee companies	(32)	(1)	(48)	12
Other items, net	(23)	(7)	(38)	(52)

Earnings from continuing operations before provision for income taxes and minority interest	511	692	1,599	1,729

Provision for income taxes	(122)	(237)	(526)	(631)
Minority interest, net of tax	(4)	(5)	(12)	(13)

Net earnings from continuing operations	385	450	1,061	1,085
Discontinued operations, net of tax	16	191	17	193

Net earnings	$401	$641	$1,078	$1,278

Basic earnings per common share:
Earnings per share, continuing operations	$0.62	$0.67	$1.69	$1.59
Earnings per share, discontinued operations	$0.03	$0.29	$0.02	$0.28
Net earnings per share	$0.65	$0.96	$1.71	$1.87

Diluted earnings per common share:
Earnings per share, continuing operations	$0.62	$0.67	$1.68	$1.59
Earnings per share, discontinued operations	$0.03	$0.29	$0.03	$0.28
Net earnings per share	$0.65	$0.96	$1.71	$1.87

Weighted average number of common shares outstanding:
Basic	618.9	667.1	629.2	682.0
Diluted	619.3	668.2	630.1	683.5

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except par value)	September 30, 2008	December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$525	$920
Receivables, net (includes retained interests in securitizations)	2,036	2,617
Inventory, net	1,002	727
Deferred tax assets, net	230	248
Prepaid and other assets	376	321

Total current assets	4,169	4,833
Property and equipment, net	1,217	1,196
Inventory, net	4,649	4,108
Goodwill	11,402	11,375
Intangibles, net	747	684
Other assets	631	708

Total assets	$22,815	$22,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$376	$497
Accrued expenses	1,164	1,563
Participants’ share and residuals	1,316	1,545
Program rights obligations	442	370
Deferred revenue	331	406
Financing obligations	133	187
Other liabilities	421	705

Total current liabilities	4,183	5,273
Financing obligations	8,819	8,059
Participants’ share and residuals	356	285
Program rights obligations	696	533
Deferred tax liabilities, net	148	105
Other liabilities	1,420	1,501
Minority interests	43	37
Commitments and contingencies
Stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 57.4 and 57.4 outstanding, respectively	—	—
Class B Common stock, par value $0.001, 5,000.0 authorized; 557.9 and 587.4 outstanding, respectively	1	1
Additional paid-in capital	8,155	8,079
Treasury stock	(5,577)	(4,502)
Retained earnings	4,485	3,407
Accumulated other comprehensive income	86	126

Total stockholders’ equity	7,150	7,111

Total liabilities and stockholders’ equity	$22,815	$22,904

VIACOM INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile the Company’s results for the quarter and nine months ended September 30, 2008 and 2007, respectively, to adjusted results that exclude the impact of impairments of minority investments, Media Networks restructuring activities, a realized gain on the sale of the Company’s non-controlling investment in MTV Russia and net discrete tax benefits. The Company uses adjusted operating income, adjusted net earnings and adjusted diluted EPS among other things, to evaluate the Company’s operating performance in the absence of these items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, improves their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. Since adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for operating income, net earnings and diluted EPS as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)	Quarter Ended September 30, 2008
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations

Reported results	$ 689	$ 511	$ 385	$ 0.62
Adjustments:
Discrete tax benefits(6)	—	—	(46)	(0.07)

Adjusted results	$ 689	$ 511	$ 339	$ 0.55

(in millions, except per share amounts)	Nine Months Ended September 30, 2008
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations

Reported results	$ 2,048	$ 1,599	$ 1,061	$ 1.68
Adjustments:
Impairment of investment(5)	—	12	12	0.02
Discrete tax benefits(6)	—	—	(46)	(0.07)

Adjusted results	$ 2,048	$ 1,611	$ 1,027	$ 1.63

(in millions, except per share amounts)	Quarter Ended September 30, 2007

	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations

Reported results	$ 815	$ 692	$ 450	$ 0.67
Adjustments:
Media Networks restructuring activities(3)	3	3	2	—
Discrete tax benefits(6)	—	—	(15)	(0.02)

Adjusted results	$ 818	$ 695	$ 437	$ 0.65

(in millions, except per share amounts)	Nine Months Ended September 30, 2007

	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations

Reported results	$ 1,958	$ 1,729	$ 1,085	$ 1.59
Adjustments:
Media Networks restructuring activities(3)	70	70	44	0.06
Gain on sale of equity investment(4)	—	(151)	(94)	(0.14)
Impairment of investment(5)	—	36	22	0.03
Discrete tax benefits(6)	—	—	(15)	(0.02)

Adjusted results	$ 2,028	$ 1,684	$ 1,042	$ 1.52

(1)	Pre-tax earnings represent earnings from continuing operations before provision for income taxes and minority interest.
(2)	The tax impact of adjustments has been calculated where appropriate using the applicable rates in effect for the period presented.
(3)	2007 adjusted results exclude $3 million and $70 million, respectively, of expenses related to Media Networks restructuring charges, principally severance, affecting MTV Networks domestic and international operations for the quarter and nine months ended September 30, 2007.
(4)	In 2007, the Company sold its non-controlling investment in MTV Russia for $191 million and recognized a pre-tax gain of $151 million.
(5)	2008 and 2007 adjusted results exclude $12 million and $36 million, respectively, of pre-tax non-cash investment impairment charges for the nine months ended September 30, 2008 and 2007.
(6)	2008 and 2007 adjusted results exclude $46 million and $15 million, respectively, of net discrete tax benefits for the quarter and nine months ended September 30, 2008 and 2007. The discrete tax benefits were principally the result of effectively settled audits.

Business Outlook

The Company’s business outlook is based on 2007 adjusted diluted earnings per share from continuing operations of $2.36. The following table reconciles the Company’s results for the full year ended December 31, 2007 to the adjusted results that exclude the impact of restructuring activities, the realized gain on the sale of the Company’s non-controlling interest in MTV Russia, an impairment charge associated with the write-down of Amp’d Mobile and net discrete tax benefits.

	Year Ended December 31, 2007
(in millions, except per share amounts)	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations
Reported results	$2,936	$2,580	$1,630	$2.41
Adjustments:
Media Networks restructuring activities(3)	77	77	49	0.07
Gain on sale of equity investment(4)	—	(151)	(95)	(0.14)
Impairment of investment(5)	—	36	23	0.04
Discrete tax benefits (6)	—	—	(15)	(0.02)

Adjusted results	$3,013	$2,542	$1,592	$2.36

(1)	Pre-tax earnings represent earnings from continuing operations before provision for income taxes and minority interest.
(2)	The tax impact of adjustments has been calculated where appropriate using the applicable rates in effect for the period presented.
(3)	2007 adjusted results exclude $77 million of expenses related to Media Networks restructuring charges, principally severance, affecting MTV Networks domestic and international operations.
(4)	The Company sold its non-controlling investment in MTV Russia for $191 million and recognized a pre-tax gain of $151 million.
(5)	The Company recorded a pre-tax non-cash impairment charge of $36 million to write off its investment in Amp’d Mobile which filed for bankruptcy.
(6)	2007 adjusted results exclude net discrete tax benefits of $15 million, which were principally the result of effectively settled audits.